Exhibit 10.6

SUPERVALU INC.

FISCAL 2009-2010 LONG-TERM INCENTIVE PROGRAM

UNDER THE 2007 STOCK PLAN

RESTRICTED STOCK AWARD AGREEMENT

This agreement is made and entered into as of the grant date indicated below (the “Grant Date”), by and between SUPERVALU INC. (the “Company”), and the individual whose name appears below (“Recipient”).

The Company has established the Fiscal 2009-2010 Long-Term Incentive Program under the 2007 Stock Plan (the “Plan”), under which key employees of the Company may receive grants of Awards of Restricted Stock of the Company upon the earning of Performance Stock Units covered by an Award of Performance Stock Units. Recipient is to receive an Award of Restricted Stock subject to the provisions of this agreement. Capitalized terms that are used in this agreement, that are not defined, shall have the meanings ascribed to them in the Plan.

In consideration of the foregoing, the Company and Recipient hereby agree as follows:

1. Grant. The Company hereby grants to Recipient, subject to Recipient’s acceptance hereof, an Award of Restricted Stock for the number of Shares indicated below, effective as of the Grant Date.

2. Acceptance of Award of Restricted Stock and Restricted Stock Award Terms and Conditions. The Award of Restricted Stock is subject to and governed by the Restricted Stock Award Terms and Conditions (“Terms and Conditions”) attached hereto, which are incorporated herein and made a part hereof, and the terms and provisions of the Plan. To accept the Award of Restricted Stock, Recipient must sign and return a copy of this agreement to the Company or this agreement must be delivered and accepted through an electronic medium in accordance with procedures established by the Company within ninety (90) days after the Grant Date. By so doing, Recipient acknowledges receipt of the accompanying Terms and Conditions and the Plan, and represents that Recipient has read and understands the same and agrees to be bound by the accompanying Terms and Conditions and the terms and provisions of the Plan. In the event that any provision of this agreement or the accompanying Terms and Conditions is inconsistent with the terms and provisions of the Plan, the terms and provisions of the Plan shall govern. Any question of administration or interpretation arising under this agreement or the accompanying Terms and Conditions shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

3. Vesting. Except as otherwise provided in the accompanying Terms and Conditions, the Award of Restricted Stock shall vest as indicated below.

Grant Date	Number of Shares	Expiration Date of Restricted Period

March 2, 2011

SUPERVALU INC.	RECIPIENT:

By:
Name:	[Name]
Title:	[Address]
[City, State, Zip]
[SSN]